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                                                                     Exhibit 4.4

                                                                  EXECUTION COPY

                             SUPPLEMENTAL INDENTURE


         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the 7th day of March 2003, between Sirius satellite radio inc., (formerly known as CD Radio Inc.) (the "Company") and The Bank of New York (successor to IBJ Schroder Bank & Trust Company), as trustee (the "Trustee").

         WHEREAS, the Company and the Trustee are parties to an indenture, dated as of November 26, 1997 (the "Indenture");

         WHEREAS, pursuant to the Indenture, the Company has issued the 15% Senior Secured Discount Notes due 2007 (the "Securities");

         WHEREAS, Section 902 of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, with the consent of the holders of not less than a majority in principal amount at maturity of the Securities outstanding, may amend the Indenture;

         WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee a copy of the Officers' Certificate of the Company authorizing the execution, delivery and performance of this Supplemental Indenture; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

         NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.01 General. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the words "herein", "hereof' and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                 (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                   ARTICLE II
                                   AMENDMENTS

         Section 2.01 Amendments. The Indenture is hereby amended in the following respects:

                 (a) Section 101 is hereby amended by deleting the references to
                     Section 1016 in the definition of "Asset Sale" and replacing them with Section "1008".




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                 (b) Section 101 is hereby amended by deleting the words
                     "Section 1011 and Section 1012 and" from the second to last sentence of the definition of "Indebtedness".

                 (c) Section 101 is hereby amended by deleting the words "as referred to under Section 1012" from clause (b) of the definition of "Net Cash Proceeds".

                 (d) Section 101 is hereby amended by deleting the references to
                     Sections 1010 and 1016 in the definition of "Redeemable Capital Stock" and replacing them with Sections "1007" and "1008", respectively.

                 (e) Section 101 is hereby amended by deleting the words
                     "permitted by clause (q) of the definition of Permitted Liens" from the definition of "Secured Debt".

                 (f) Section 101 is hereby amended by deleting the words
                     "permitted by clause (q) of the definition of Permitted Liens" from the definition of "Secured Party".

                 (g) Section 101 is hereby amended by deleting the words "and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1011" from the last sentence of the definition of "Unrestricted Subsidiary".

                 (h) Section 102 is hereby amended by deleting the words "(other than pursuant to Section 1008(a))" from the first sentence of the second paragraph therein.

                 (i) Section 202(d) is hereby amended by deleting the references to Sections 205 and 205(d) therein and replacing them with Sections "202" and "202(d)", respectively.

                 (j) Section 301 is hereby amended by deleting the references to
                     Sections 1010 and 1016 therein and replacing them with Sections "1007" and "1008", respectively.

                 (k) Section 305 is hereby amended by deleting the references to
                     Sections 1010 and 1016 therein and replacing them with Sections "1007" and "1008", respectively.

                 (l) Section 501 is hereby amended by deleting the references to
                     Sections 1010 and 1016 in clause (3) thereof and replacing them with Sections "1007" and "1008", respectively.

                 (m) Section 801 is hereby amended by deleting clause (iii)
                     thereof in its entirety.

                     Section 801 is further amended by deleting clause (iv) thereof in its entirety.

                     Section 801 is further amended by adding the word "and" at the end of clause (ii) and renumbering clause (v) as (iii).

                 (n) Section 803 is hereby amended by deleting the clause
                     "unless such Lien could be created pursuant to Section 1015 without equally and ratably securing the Notes".

                 (o) Section 902 is hereby amended by deleting the reference to
                     Section 1018 in clause (iii) thereof and replacing it with Section "1009".

                 (p) Section 1005 is hereby deleted in its entirety.


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                 (q) Section 1006 is hereby amended by renumbering such Section as 1005.

                     Section 1006 is further amended by deleting the reference to Section 1006 therein and replacing it with Section "1005".

                 (r) Section 1007 is hereby deleted in its entirety.

                 (s) Section 1008 is hereby deleted in its entirety.

                 (t) Section 1009 is hereby amended by renumbering such Section as 1006.

                 (u) Section 1010 is hereby amended by renumbering such Section as 1007.

                     Section 1010 is further amended by deleting the references to Section 1010 therein and replacing them with Section "1007".

                 (v) Section 1011 is hereby deleted in its entirety.

                 (w) Section 1012 is hereby deleted in its entirety.

                 (x) Section 1013 is hereby deleted in its entirety.

                 (y) Section 1014 is hereby deleted in its entirety.

                 (z) Section 1015 is hereby deleted in its entirety.

                (aa) Section 1016 is hereby amended by renumbering such Section as 1008.

                     Section 1016 is further amended by deleting the reference to Section 1016 therein and replacing it with Section "1008".

                (bb) Section 1017 is hereby deleted in its entirety.

                (cc) Section 1018 is hereby amended by renumbering such Section as 1009.

                     Section 1018 is further amended by deleting the words "Section 803, Sections 1007 or 1009 through 1017" in the first sentence thereof and replacing them with "Section 803 and Sections 1006 through 1008".

                (dd) Section 1019 is hereby amended by renumbering such Section as 1010.

                (ee) Section 1020 is hereby amended by renumbering such Section as 1011.

                (ff) Section 1021 is hereby deleted in its entirety.

                (gg) Section 1022 is hereby amended by renumbering such Section as 1012.

                (hh) Section 1303 is hereby amended by deleting the reference to
                     "Sections 1007 through 1017" therein and replacing it with "Sections 1006 through 1008".


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                (ii) Exhibit A - Form of Note is hereby amended by deleting the references to Sections 1010 and 1016 therein and replacing them with Sections "1007" and "1008", respectively.

                (jj) Defined Terms; Related Amendments. Any and all defined terms used solely in the sections, subsections, subparagraphs or provisions of the Indenture deleted by Sections 2.01 (m), (p), (r) through (s), (v) through (z),
                     (bb), and (ff) of this Supplemental Indenture are also hereby deleted. Any provisions contained in the Securities that relate to any sections of the Indenture that are amended by this Supplemental Indenture shall be likewise amended so that any such provisions contained in the Securities will conform to and be consistent with such amended provisions of the Indenture.

                                  ARTICLE III
                                     WAIVERS

         Section 3.01 Waiver of Defaults and Events of Default. The Company represents and warrants to the Trustee that Holders of the Securities issued under the Indenture have irrevocably and unconditionally waived, in accordance with the terms of the Indenture, (1) any failure by the Company to comply with any term, covenant, provision or condition of the Indenture and (2) any defaults and events of default under the Indenture (other than, with respect to those Holders of the Securities who have not waived their right to receive the payment of such interest, interest payment defaults, which unwaived interest payment defaults the Company shall remedy within 10 days after the date hereof), in existence at the time of the filing of the Registration Statement on Form S-4 (File No. 333-101317), as amended (the "Registration Statement"), including those arising from representations and warranties made or affirmed in connection with the delivery of compliance certificates, whether or not such defaults and events of default are related to the restructuring (as described in the Registration Statement) or caused by the recapitalization plan (as described in the Registration Statement).

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.01 Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         Section 4.02 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         Section 4.03 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         Section 4.04 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         Section 4.05 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended


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(the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         Section 4.06 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 4.07 Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 4.08 Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

         Section 4.09 Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         Section 4.10 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

         Section 4.11 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 4.12 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         Section 4.13 Counterpart Originals. The Company and the Trustee may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date and year first above written.


                                   SIRIUS SATELLITE RADIO INC.


                                   By:    /s/ Patrick Donnelly
                                      -----------------------------------------
                                   Name:  Patrick Donnelly
                                   Title: Executive Vice President, General
                                          Counsel and Secretary


                                   THE BANK OF NEW YORK as Trustee


                                   By:    /s/ Patricia Gallagher
                                      -----------------------------------------
                                   Name:  Patricia Gallagher
                                   Title: Vice President



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